Exhibit 1.01

NOVONIX LIMITED

CONFLICT MINERALS REPORT

(For the reporting period ending December 31, 2023)

Introduction

This Conflict Minerals Report (the “Report”) of NOVONIX Limited (“Novonix” or the “Company”) has been prepared pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the reporting period January 1, 2023 to December 31, 2023.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products (“Covered Products”) for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively, the “Conflict Minerals”), that originated in the Democratic Republic of the Congo (“DRC”) and certain adjoining countries (collectively with the DRC, the “Covered Countries”).

Novonix has determined that, during calendar year 2023, Novonix or its consolidated subsidiaries manufactured and contracted to manufacture products as to which conflict minerals, as defined in the Rule, are necessary to the functionality or production of those products. Novonix has conducted a good faith reasonable country of origin inquiry (the “RCOI”) regarding those Conflict Minerals in its supply chain between January 1 and December 31 2023, reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries or were from recycled or scrap sources. Based on the RCOI, Novonix has reason to believe that some portion of the Conflict Minerals necessary to the functionality or production of its products may have originated in the Covered Countries and has reason to believe that some portion of such minerals was not derived from recycled or scrap sources.

Company and Product Overview

Novonix is an Australian-headquartered company with operations in both the United States and Canada. The Company is a leading battery technology company that manufactures industry-leading battery cell testing equipment in Canada and is growing its high-performance synthetic graphite anode material manufacturing operations in the United States.

Novonix has reviewed the activities of its consolidated subsidiaries and has concluded that this Conflict Minerals Report should address the activities of its Battery Technology Solutions segment, which manufactures Ultra-High Precision Coulometry battery testing systems. Based on its review, the Company has determined that it manufactured or contracted to manufacture Covered Products.

As a “downstream” purchaser of component parts, the Company is at the end of a very long supply chain. It manufactures or contracts to manufacture Covered Products, but does not directly source Conflict Minerals from mines, smelters or refiners, nor does it conduct purchasing activities directly in the Covered Countries. As such, the Company relies on its direct suppliers to provide information on the origin of any Conflict Minerals contained in any components and materials supplied to its operating subsidiaries, including sources of Conflict Minerals that are supplied to them from lower tier suppliers.

Reasonable Country of Origin Inquiry

Novonix conducted a RCOI for its operations as of December 31, 2023. The Company supports the Responsible Minerals Initiative (“RMI”) and uses the RMI’s Conflict Minerals Reporting Template (“CMRT”) as part of its RCOI process.

As part of the foregoing, the Company’s products and suppliers were assessed in order to identify Conflict Minerals scope and risk. The Company identified 44 components containing Conflict Minerals in its products. After reviewing its records and sourcing information for those components, the Company identified all its direct suppliers of the components containing Conflict Minerals.

The Company identified 4 direct suppliers (“In-Scope Suppliers”) for inclusion in the 2023 RCOI. The Company contacted the In-Scope Suppliers and requested CMRTs against established criteria to determine if further follow-up was required. The Company sent additional requests to those In-Scope Suppliers who did not complete the CMRT after the initial request, or whose CMRT was determined to be incomplete. As necessary, the Company provided guidance to those In-Scope Suppliers who were unfamiliar with the CMRT. After completing its procedural escalation steps, the Company received completed responses from 1 of the In-Scope Suppliers surveyed. For the 3 non-responsive In-Scope Suppliers, the Company contacted the 5 sub-suppliers (i.e., parts manufacturers) of the components that the 3 non-responsive In-Scope Suppliers supply to the Company. Novonix received CMRTs directly from 2 of the 5 sub-suppliers/parts manufacturers identified and indirectly (through 1 of its In-Scope Suppliers) from 2 of the 5 sub-suppliers. The Company did not receive a CMRT from 1 of the 5 sub-suppliers. Due to the complexity of its supply chain, Novonix relies on its suppliers for the accuracy and completeness of this information.

From the 5 responses received, the In-Scope Suppliers identified approximately 336 smelters or refiners. Of the 336 smelters or refiners, approximately 154 were identified as conformant smelters/refiners (as determined by the RMI and defined below).

Due Diligence

As required under the Rule, for the reporting period from January 1 to December 31, 2023, Novonix has taken or is taking the measures described in this herein to exercise due diligence on the source and chain of custody of Covered Minerals necessary to the functionality or production of the Covered Products. Novonix’s due diligence measures have been designed to align with the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), as it relates to Novonix’s position as a “downstream” purchaser.

Description of Due Diligence Measures

Step	Actions Taken
Establish strong company management systems.

As a company that is in the early stage of its business life cycle, we are still in the process of developing and implementing our supply chain strategy, organization and policies, both to facilitate the growth and maturity of our commercial business operations as well as to align with the priorities we have identified as part of our Environmental, Social and Governance (“ESG”) program, which we began developing in 2022. Our ESG program includes among its priorities social impacts in the supply chain, and our ESG Committee is comprised of internal subject matter experts from across the Company, including supply chain management.

We are developing, further refining, and prioritizing the policies, processes, and systems, including data collection and risk identification and mitigation, with a view to establishing strong company management systems that facilitate appropriate oversight by senior management. While much of this effort aligns with the development of our ESG program, our supply chain initiatives depend on the growth of our business and manufacturing operations and our position in the industry, as well as the implementation of our supply chain strategy and the organization needed to execute it. As part of the continued development of our supply chain strategy and organization, we intend to adopt a supplier code of conduct that will guide our commitment to conduct business and source materials and components from responsible suppliers who meet the highest applicable legal and ethical standards. As part of this effort, we will evaluate the proper policy, supplier due diligence, internal controls, and contractual and other supplier standards that will form the basis for our management system.

Identify and assess risk in the supply chain.

The Company assesses risk in two phases: first, it identifies direct suppliers that may contribute necessary Conflict Minerals to its products; and second, it seeks declarations from those direct suppliers using the CMRT, and assesses risk based on answers provided by In-Scope Suppliers in the CMRT.

Where applicable and appropriate, the Company uses industry validation schemes to identify smelters and refiners compliant with such schemes for use in its supply chain. The Company is working to develop standard supplier-vetting procedures.

Step	Actions Taken
Design and implement a strategy to respond to identified risks.

The Company:

•
reports information gathered and the actual and potential risks identified from its Conflict Minerals due diligence to senior management;
•
is working to develop a risk management plan consistent with the steps described above and, as appropriate, with OECD guidelines; and
•
is working to develop a risk management plan consistent with the steps described above; and
•
is working to communicate with its direct suppliers the Company’s supply chain due diligence expectations with respect to Conflict Minerals.

Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.

Neither the Company, nor any of its consolidated subsidiaries, typically has a direct relationship with mines, smelters or refiners of Conflict Minerals and thus does not perform or direct audits of these entities.

The Company tracks the mines, smelters and refiners that have been identified by its consolidated subsidiaries’ direct suppliers as part of the CMRT and will take appropriate action as necessary.

Report on supply chain due diligence.

The Company has submitted and complied with its obligations under Form SD, including, but not limited to, the filing of this Conflict Minerals Report as required.

This Conflict Minerals Report is publicly available on the Company’s website at https://www.novonixgroup.com/wp-content/uploads/2024/05/2023-Conflict-Minerals-Report.pdf.

Independent Private Sector Audit

No independent private sector audit of this Conflict Minerals Report was performed for the calendar year ended December 31, 2023.

Due Diligence Results

Based on the information provided by our suppliers and information otherwise obtained through the due diligence process, Novonix has reasonably determined that the facilities that may have been used to process Novonix’s Covered Minerals in 2023 include the smelters and refiners (“SORs”) listed in Annex I.

Based on information received through the RMI Responsible Minerals Assurance Process (“RMAP”) or equivalent independent third-party audit programs, Novonix has reason to believe the countries of origin for the Covered Minerals contained in the materials received by our Covered Minerals Suppliers may include certain Covered Countries.

As a downstream purchaser of products which contain Conflict Minerals, there are inherent limitations in the due diligence measures that we carry out and our inquiries can provide only a reasonable assurance regarding the source and chain of custody. Novonix does not have any direct relationships with the mines or smelters so rely on the information provided by its direct suppliers, who can be engaged in a complex process that changes over time. We are seeking data that covers the entire reporting year and ask our suppliers to update us if the sourcing data changes.

Risk Mitigation and Future Due Diligence Measures

In the future, the Company intends to monitor RMI and other industry and regulatory initiatives related to Conflict Minerals and, where appropriate, engage third-party experts to assist the Company with its conflict minerals due diligence procedures. The Company looks to improve its due diligence processes including through contractual mechanisms and by increasing our supplier response rate and improving the accuracy of responses. The Company also intends to communicate and monitor compliance with the Company’s Supplier Code of Conduct and a Conflict Minerals Policy for its suppliers upon their adoption.

The Company intends to continue carefully reviewing the activities of its consolidated subsidiaries to determine whether additional reporting may be required in the future.

Cautionary Note Concerning Forward-Looking Statements

Information provided in this Conflict Minerals Report, particularly under the heading “Risk Mitigation and Future Due Diligence Measures,” may contain statements relating to current expectations and plans that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. You can identify such statements by words such as “future”, “intend”, “expect”, “go-forward” and “may” and the negative of these or similar terms and phrases. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future plans and events and are based upon its management’s current estimates. These statements are subject to risks and uncertainties and may not prove to be accurate. These risks and uncertainties include those associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information, limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers and other factors discussed under the heading “Risk Factors” as described in the Company’s annual report on Form 20-F filed with the SEC on February 28, 2024 and other documents subsequently filed with or furnished to the SEC. These forward-looking statements are made only as of the date hereof, and, except as required by applicable law, the Company undertakes no obligation to update or revise the forward- looking statements, whether as a result of new information, future events or otherwise.

ANNEX I

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	RMI Active and Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	RMI Active and Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	MKS PAMP SA	SWITZERLAND	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Japan Mint	JAPAN	Conformant

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	RMI Active and Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	Agosi AG	GERMANY	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Boliden Ronnskar	SWEDEN	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Unknown
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	RMI Active and Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Alexy Metals	UNITED STATES OF AMERICA	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	RMI Active and Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Unknown
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Gold by Gold Colombia	COLOMBIA	Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	8853 S.p.A.	ITALY	Unknown
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	Unknown
Gold	African Gold Refinery	UGANDA	Unknown
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Unknown
Gold	Al Ghaith Gold	UNITED ARAB EMIRATES	Unknown
Gold	Albino Mountinho Lda.	PORTUGAL	Unknown
Gold	ARY Aurum Plus	UNITED ARAB EMIRATES	Unknown

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	RMI Active and Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Unknown
Gold	AU Traders and Refiners	SOUTH AFRICA	Unknown
Gold	Augmont Enterprises Private Limited	INDIA	Unknown
Gold	Bangalore Refinery	INDIA	Active
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Unknown
Gold	Caridad	MEXICO	Unknown
Gold	Cendres + Metaux S.A.	SWITZERLAND	Unknown
Gold	CGR Metalloys Pvt Ltd.	INDIA	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Unknown
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Unknown
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Unknown
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Unknown
Gold	Dongwu Gold Group	CHINA	Unknown
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	Unknown
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Unknown
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Unknown

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	RMI Active and Conformant
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	Unknown
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	Unknown
Gold	Gold Coast Refinery	GHANA	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Unknown
Gold	Guangdong Hua Jian Trade Co., Ltd.	CHINA	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Unknown
Gold	Hang Seng Technology	CHINA	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Unknown
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA	Unknown
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Unknown
Gold	Hung Cheong Metal Manufacturing Limited	CHINA	Unknown
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Unknown
Gold	Industrial Refining Company	BELGIUM	Unknown
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Unknown
Gold	JALAN & Company	INDIA	Unknown
Gold	Jinlong Copper Co., Ltd.	CHINA	Unknown
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Unknown
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Unknown
Gold	K.A. Rasmussen	NORWAY	Unknown

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	RMI Active and Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Unknown
Gold	Kundan Care Products Ltd.	INDIA	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Unknown
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Unknown
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Unknown
Gold	Lingbao Gold Co., Ltd.	CHINA	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Unknown
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Unknown
Gold	Marsam Metals	BRAZIL	Unknown
Gold	MD Overseas	INDIA	Unknown
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	Unknown
Gold	Morris and Watson	NEW ZEALAND	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Unknown
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Unknown
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Unknown
Gold	Pease & Curren	UNITED STATES OF AMERICA	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Unknown
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Unknown

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	RMI Active and Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Unknown
Gold	SAAMP	FRANCE	Unknown
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Unknown
Gold	Safimet S.p.A	ITALY	Unknown
Gold	Sai Refinery	INDIA	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Unknown
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Unknown
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Unknown
Gold	Sellem Industries Ltd.	MAURITANIA	Unknown
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA	Unknown
Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA	Unknown
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Unknown
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Unknown
Gold	Shandong Yanggu Xiangguang Co., Ltd.	CHINA	Unknown
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	Unknown
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA	Unknown
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	Unknown
Gold	Shirpur Gold Refinery Ltd.	INDIA	Unknown
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Unknown

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	RMI Active and Conformant
Gold	Sino-Platinum Metals Co., Ltd.	CHINA	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Unknown
Gold	Sovereign Metals	INDIA	Unknown
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Unknown
Gold	Sudan Gold Refinery	SUDAN	Unknown
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Unknown
Gold	Umicore Brasil Ltda.	BRAZIL	Unknown
Gold	Umicore Precious Metals Thailand	THAILAND	Unknown
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Unknown
Gold	Value Trading	BELGIUM	Unknown
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA	Unknown
Gold	WEEEREFINING	FRANCE	Unknown
Gold	Wuzhong Group	CHINA	Unknown
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Unknown
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA	Unknown
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA	Unknown
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA	Unknown
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA	Unknown
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA	Unknown
Gold	Zhuhai toxic materials Monopoly Ltd.	CHINA	Unknown

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	RMI Active and Conformant
Gold	Zhuzhou Smelting Group Co., Ltd	CHINA	Unknown
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	Minsur	PERU	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Aurubis Beerse	BELGIUM	Conformant

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	RMI Active and Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	PT Cipta Persada Mulia	INDONESIA	Conformant
Tin	Aurubis Berango	SPAIN	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	RMI Active and Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	Conformant
Tin	CRM Synergies	SPAIN	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	INDONESIA	Unknown
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Timah Nusantara	INDONESIA	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	RMI Active and Conformant
Tin	Super Ligas	BRAZIL	Conformant
Tin	PT Panca Mega Persada	INDONESIA	Unknown
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	DS Myanmar	MYANMAR	Conformant
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Unknown
Tin	Chofu Works	JAPAN	Unknown
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Unknown
Tin	Dongguan City Xida Soldering Tin Products Co.	CHINA	Unknown
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Unknown
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Unknown
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Unknown
Tin	Gejiu Yunxi Group Corp.	CHINA	Unknown
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Unknown
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA	Unknown

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	RMI Active and Conformant
Tin	Guangxi Nonferrous Metals Group	CHINA	Unknown
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA	Unknown
Tin	Hezhou Jinwei Tin Co., Ltd.	CHINA	Unknown
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA	Unknown
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Unknown
Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	CHINA	Unknown
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Unknown
Tin	LIAN JING	CHINA	Unknown
Tin	Ma An Shan Shu Guang Smelter Corp.	CHINA	Unknown
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Unknown
Tin	Materials Eco-Refining Co., Ltd.	JAPAN	Unknown
Tin	Melt Metais e Ligas S.A.	BRAZIL	Unknown
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	Unknown
Tin	Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Unknown
Tin	Ming Li Jia smelt Metal Factory	CHINA	Unknown
Tin	Modeltech Sdn Bhd	MALAYSIA	Unknown
Tin	Ney Metals and Alloys	UNITED STATES OF AMERICA	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	Unknown
Tin	OMODEO A. E S. METALLEGHE SRL	ITALY	Unknown

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	RMI Active and Conformant
Tin	Pongpipat Company Limited	MYANMAR	Unknown
Tin	Precious Minerals and Smelting Limited	INDIA	Unknown
Tin	PT Bangka Tin Industry	INDONESIA	Unknown
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Unknown
Tin	PT Masbro Alam Stania	INDONESIA	Unknown
Tin	PT Rajehan Ariq	INDONESIA	Unknown
Tin	PT Tirus Putra Mandiri	INDONESIA	Unknown
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA	Unknown
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA	Unknown
Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA	Unknown
Tin	Sigma Tin Alloy Co., Ltd.	CHINA	Unknown
Tin	Soft Metais Ltda.	BRAZIL	Unknown
Tin	Solder Court Ltd.	CHINA	Unknown
Tin	Suzhou Nuonengda Chemical Co., Ltd.	CHINA	Unknown
Tin	Taicang City Nancang Metal Material Co., Ltd.	CHINA	Unknown
Tin	Taiwan Huanliang	TAIWAN, PROVINCE OF CHINA	Unknown
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Unknown
Tin	Thailand Mine Factory	THAILAND	Unknown
Tin	Three green surface technology limited company	CHINA	Unknown
Tin	TIN PLATING GEJIU	CHINA	Unknown

Covered Minerals	Smelter or Refiner Name	Country location of Smelter or Refiner	RMI Active and Conformant
Tin	TONG LONG	CHINA	Unknown
Tin	Top-Team Technology (Shenzhen) Ltd.	CHINA	Unknown
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Unknown
Tin	WUJIANG CITY LUXE TIN FACTORY	CHINA	Unknown
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA	Unknown
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA	Unknown
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA	Unknown
Tin	XURI	CHINA	Unknown
Tin	Yifeng Tin	CHINA	Unknown
Tin	Yiquan Manufacturing	CHINA	Unknown
Tin	Yuecheng Tin Co., Ltd.	CHINA	Unknown
Tin	Yunnan Chengo Electric Smelting Plant	CHINA	Unknown
Tin	Yunnan Copper Zinc Industry Co., Ltd.	CHINA	Unknown
Tin	Yunnan Geiju Smelting Corp.	CHINA	Unknown
Tin	Yunnan Industrial Co., Ltd.	CHINA	Unknown
Tin	Yunnan Malipo Baiyi Kuangye Co.	CHINA	Unknown
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tin	Zhongshan Jinye Smelting Co., Ltd.	CHINA	Unknown